Features of the Transaction
*

The offering consists of senior certificates, totaling approximately $432,764,000, expected to be rated AAA by 2 of the 3 of: S&P, Moody’s, or Fitch.  The three tracks of 30 year residential mortgage-backed certificates are expected to be approximately:

$174,180,000 of 5.50% coupons (Track 1)

$194,563,000 of 6.00% coupons (Track 2)

$64,021,000 of 8.00% coupons (Track 3)

*

The overall expected amount of credit support for the senior certificates is 3.00% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

*

Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties,

serviced by ABN AMRO Mortgage Group, Inc., Cendant Mortgage

Corporation, Chase Manhattan Mortgage Corporation, Countrywide Home Loans Servicing LP, IndyMac Bank, F.S.B., and Wells Fargo Home Mortgage, Inc. with Chase Manhattan Mortgage Corporation as the Master Servicer.

•	The amount of senior certificates is approximate and may vary by up to 5%.
Time Table
Expected Settlement:	July 30, 2004
Cut-off Date:	July 1, 2004
First Distribution Date:	August 25, 2004
Distribution Date:	25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2004-8F

Underwriter: Goldman, Sachs & Co.

Originators: ABN AMRO Mortgage Group, Inc., Cendant Mortgage

Corporation, Chase Manhattan Mortgage Corporation, Countrywide Home Loans, Inc., GE Mortgage Services, LLC, and IndyMac Bank, F.S.B.

Servicers: ABN AMRO Mortgage Group, Inc. (AB), Cendant Mortgage

Corporation (CE), Chase Manhattan Mortgage Corporation (CH), Countrywide Home Loans Servicing LP (CW), IndyMac Bank, F.S.B. (IM), and Wells Fargo Home Mortgage, Inc. (WF)

Master Servicer: Chase Manhattan Mortgage Corporation

Trustee: Wachovia Bank, National Association

Securities Administrator: JPMorgan Chase Bank

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of the servicing fee for such

Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates,

however prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 3.00% +/- 0.50%

Expected Rating Agencies: 2 of the 3 of: S&P, Moody’s, or Fitch

Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information[1]	Track 1	Track 2	Track 3	Total
Total Outstanding Principal Balance:	$179,568,000	$200,581,000	$66,001,000	$446,150,000
Number of Mortgage Loans[2]:	558	953	441	1,011
Average Current Principal Balance of the Mortgage Loans (000’s)[3]:	$489	$450	$378	$441
Weighted Average Annual Mortgage Interest Rate:	5.84%	6.42%	7.37%	6.33%
Expected Administrative Fees (Including Servicing and Trustee Fees):	0.21%	0.23%	0.25%	0.23%
Weighted Average Amortized Term To Maturity (Months):	358	334	294	338
Weighted Average Seasoning (Months):	1	20	55	17
Weighted Average Current Loan-To-Value Ratio:	68%	70%	68%	69%
Owner Occupied:	96%	92%	94%	93%
Cash-out Refi / Refi Total:	17% / 56%	14% / 40%	19% / 47%	16% / 47%
Single Family and PUD:	93%	81%	58%	83%
Current FICO:	734	727	697	725
California Concentration:	49%	34%	22%	39%
Servicers[4] : Cendant Countrywide Chase IndyMac ABN Amro Wells Fargo	CE: 44% CW: 44% IM: 13%	CE: 39% CW: 24% CH: 19% IM: 5% AB: 8% WF: 5%	CE: 6% CH: 58% IM: less than 1% AB: 23% WF: 12%	CE: 36% CW: 28% CH: 17% IM: 7% AB: 7% WF: 4%

1 The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.

2 This represents the number of mortgage loans contributing all or part of their cash flow to the respective track.  The total number of mortgage loans is 1,011 and the total principal balance is approximately $446,150,000.

3 This represents the average original principal balance of mortgage loans contributing all or part of their cash flow to the respective track.

4 Totals may not sum to 100% due to rounding.